Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors:

Cephalon, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87421) of Cephalon, Inc. of our report dated June 23, 2011, with respect to the financial statements and related supplemental schedule of the Cephalon, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ Fischer Cunnane & Associates Ltd
Fischer Cunnane & Associates Ltd
Certified Public Accountants

June 23, 2011